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                                                                    EXHIBIT 21.1

                List of Subsidiaries
                of IMPAC Group, Inc.

                                         Jurisdiction of
Name                                     Organization
----                                     ---------------

AGI Incorporated                             Illinois
Klearfold, Inc.                              Pennsylvania
KF-Delaware, Inc.                            Delaware
KF-International, Inc.                  U.S. Virgin Islands
IMPAC Europe Limited                    England and Wales
Levelprompt Limited                     England and Wales
Tinsley Robor Limited                   England and Wales
Tinsley Robor Audio and Computer
 Sales                                  England and Wales
TR ESOP Trutee Limited                  England and Wales
James Upton Limited                     England and Wales
Tinsley Robor Labels Limited            England and Wales
Tinsley Robor Sales Limited             England and Wales
Sonicon Limited                         England and Wales
Tophurst Properties Limited             England and Wales
Pinepoint Limited                       England and Wales
Printing Resources Limited                   Ireland
Van de Steeg Packaging B.V.             The Netherlands
James Upton Holding B.V.                The Netherlands
James Upton B.V.                        The Netherlands
James Upton GmbH                             Austria
Music Print B.V.                        The Netherlands
Tinsley Robor (Overseas Limited)        England and Wales
Admat Labels Limited                    England and Wales
S. Tinsley & Company Limited            England and Wales
TRG Graphics Limited                    England and Wales
Arun Labels Limited                     England and Wales
R&B Litho Reproduction Limited          England and Wales
Icon Communications Limited             England and Wales
TR Displayprint Limited                 England and Wales
Pinepoint Colour Response Limited       England and Wales
Tinsley Robor Packaging Limited         England and Wales